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                                                                    Exhibit 99.1

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NEWS BULLETIN                                        RE:                           [LOGO]
                                                                                    WRC
         FROM:
                                                                                  WORLDWIDE
                                                                         ---------------------------
  FRB  WEBER SHANDWICK                                                       RESTAURANT CONCEPTS
       FINANCIAL COMMUNICATIONS

                                                              15301 Ventura Blvd., Bldg B, Suite 300
                                                              Sherman Oaks, CA 91403
                                                              (818) 662-9800
                                                              NYSE: SZ
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FOR FURTHER INFORMATION:
AT THE COMPANY:                                          AT FRB WEBER SHANDWICK:
Keith Wall                   Kim Forster                 James Hoyne            Tricia Ross
Vice President and CFO       Vice President, Planning    General Information    Investor/Analyst Contact
(818) 662-9800               (818) 662-9800              (310) 996-7463         (310) 996-7454
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FOR IMMEDIATE RELEASE

May 23, 2002

                  WORLDWIDE RESTAURANT CONCEPTS, INC. APPOINTS
             DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

SHERMAN OAKS, CA--May 23, 2002--Worldwide Restaurant Concepts, Inc. (NYSE: SZ) today announced the appointment of Deloitte & Touche LLP as the Company's independent public accountants, replacing Arthur Andersen LLP, effective May 20, 2002. Deloitte & Touche LLP will perform the audit for the Company's most recent fiscal year, which ended April 28, 2002 and for the fiscal year ending April 27, 2003.

The appointment was unanimously approved by the Company's Board of Directors based on the recommendation of the Audit Committee and after a comprehensive selection process. The Company's stockholders will be asked to ratify the appointment for the fiscal year ending April 27, 2003 at the annual meeting to be held on August 28, 2002.

About Worldwide Restaurant Concepts
Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 337 Sizzler(R) restaurants worldwide, 107 KFC(R) restaurants primarily located in Queensland, Australia, and 15 Pat & Oscar's(SM) restaurants.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Worldwide Restaurant Concepts intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.

                                      # # #

FRB Weber Shandwick serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.